Exhibit 99.2

CONSENT OF MTS SECURITIES, LLC

We hereby consent to (i) the inclusion of our opinion letter dated August 20, 2009 to the Board of Directors of Neurogen Corporation (the “Company”) as Annex G to the Joint Proxy Statement/Prospectus which forms a part of Amendment No. 1 to the Registration Statement on Form S-4 relating to the proposed merger of Neon Signal, LLC, a wholly owned subsidiary of Ligand Pharmaceuticals Incorporated, with and into the Company, and (ii) the references to such opinion in such Joint Proxy Statement/Prospectus. Notwithstanding the foregoing, in giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ MTS SECURITIES, LLC

MTS SECURITIES, LLC

New York, New York

November 5, 2009